UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2006

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Duluth, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2006 the Compensation Committee of the Board of Directors of Saia, Inc. (the "Company") approved, the Board of Directors ratified, and the Company entered into an employment agreement with each of Richard D. O’Dell and Anthony D. Albanese. The terms and conditions of the employment agreements with these officers are summarized below.

Term. Mr. O’Dell’s and Mr. Albanese’s employment agreement are for two years with the term renewing daily.
Compensation. During their employment period, each of Mr. O’Dell and Mr. Albanese (i) receive a base salary (which shall be reviewed annually but shall at no time during the term of the agreement be decreased from the rate then in effect); (ii) participate in a bonus program for which the criteria and parameters for payment are determined annually by the Compensation Committee of the Board of Directors; and (iii) participate in employee benefit plans made available by the Company to its executives from time to time. Mr. O’Dell’s initial base salary pursuant to his employment agreement is $364,000 and Mr. Albanese’s initial base salary pursuant to his employment agreement is $264,000.
Termination. Each employment agreement terminates immediately upon the executive officer’s death. The Company may terminate the executive’s employment agreement in the event of the permanent and total disability of the executive or for cause. Each executive officer may terminate his employment at any time by providing 30 days’ notice to the employer, in which case the executive shall receive base salary to the date of termination and all outstanding stock options held by the executive shall be forfeited.
Benefits for Qualifying Terminations. A "Qualifying Termination" is defined as a termination by the employer for any reason other than for cause, disability or death. A "Qualifying Termination" is also deemed to occur if the executive terminates his agreement "for good reason" (principally relating to assignment of duties inconsistent with the officer’s position, reductions in compensation or certain employment transfers). In addition, a "Qualifying Termination" is deemed to occur if the executive resigns or is terminated within two years after a change of control.
In the event of a Qualifying Termination: (i) the executive officer will receive a lump sum cash payment equal to three times the annual rate of base compensation in the case of Mr. O’Dell and two times the annual rate of base compensation in the case of Mr. Albanese; (ii) the executive officer will receive a pro rated target bonus based on the actual portion of the fiscal year elapsed prior to the termination of the executive’s employment; (iii) beginning on the date of the executive’s termination of employment, the executive (and spouse if applicable) shall remain covered under the employee benefit plans in which he participated prior to termination of employment for 24 months; and (iv) all outstanding stock options held by the executive officer at the time of termination shall vest and remain exercisable for two years.
The Company will pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the employment agreement that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.
Under the employment agreements, each of Mr. O’Dell and Mr. Albanese has agreed that, during the period of employment and for the two-year period following his termination, he or his affiliates will not engage (whether as owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly, in any endeavor, activity or business that competes with the Company or any of its affiliates and he will not solicit for employment or hire any employees of the employer or its affiliates or divert or attempt to divert from the employer any business with any customer or account of the employer.

On October 24, 2006 the Compensation Committee of the Board of Directors of Saia, Inc. (the "Company") approved, the Board of Directors ratified, and the Company entered into Amended and Restated Executive Severance Agreements (Executive Severance Agreements) with each of Mr. O’Dell and Mr. Albanese. The Executive Severance Agreements are attached hereto as Exhibit 10.3 and 10.4 and incorporated by reference into this Item 1.01.
Each Executive Severance Agreement provides that in the event of a "Change of Control" of the Company followed within two years by (i) the termination of the executive’s employment for any reason other than death, disability, retirement or "cause" or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent the Company’s practice prior to a Change of Control, the executive shall (i) be paid a lump sum cash amount equal to the sum of three times the executive’s highest compensation (salary plus annual bonus) for any consecutive 12 month period within the previous three years in the case of Mr. O’Dell or be paid a lump sum cash amount equal to the sum of two times the executive’s highest compensation (salary plus annual bonus) for any consecutive 12 month period within the previous three years in the case of Mr. Albanese; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for three years following termination in the case of Mr. O’Dell or two years following termination in the case of Mr. Albanese.
The Company will pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the Executive Severance Agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.
For the purpose of the Executive Severance Agreements, a "Change of Control" will be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13 (d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Richard D. O’Dell

10.2 Amended and Restated Employment Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Antony D. Albanese

10.3 Amended and Restated Executive Severance Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Richard D. O’Dell

10.4 Amended and Restated Executive Severance Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Anthony D. Albanese

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

October 30, 2006	By:	James A. Darby

Name: James A. Darby
Title: Vice President of Finance & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Richard D. O'Dell
10.2	Amended and Restated Employment Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Antony D. Albanese
10.3	Amended and Restated Executive Severance Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Richard D. O'Dell
10.4	Amended and Restated Executive Severance Agreement dated as of October 24, 2006 entered into between Saia, Inc. and Anthony D. Albanese